UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12.
NETEGRITY, INC.
(Name of Registrant as Specified In Its Charter)
COMPUTER ASSOCIATES INTERNATIONAL, INC.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Computer Associates International, Inc.
Pursuant to Rule 14a-6
Under the Securities Exchange Act of 1934
Subject Company: Netegrity, Inc.
Commission File No.: 1-10139

On November 5, 2004, Computer Associates International, Inc. made the following communication to employees of Netegrity, Inc.

November 5, 2004

To Our Netegrity Colleagues:

Since we announced on October 6, CA's definitive agreement to acquire Netegrity, Inc., I've had a chance to meet and speak with many of you about our vision, product strategy and goals for the combined company. While our planning and communication must be limited until the actual close of the transaction, I did want to take this opportunity to update you on our approach over the next few weeks—up to and through closing.

While integration planning is underway unilaterally at both companies, we are taking a very thoughtful and thorough approach toward creating a synergistic, best of breed security management portfolio that will be a win-win for our customers, shareholders, and most importantly, for our employees. This acquisition is critical to enhancing our position in an important component of the Management Software space and while the technology is key, we certainly recognize that our most valuable assets are the people behind the product—and that's you.

I want to assure you that the CA Management Team is focused on employee retention and stands behind our intentions to retain the majority of Netegrity employees. While we announced at the time of the acquisition that there may be some consolidation in certain areas we are making a commitment to continue the employment of every current Netegrity employee until March 31, 2005, the end of CA's 2005 fiscal year. Additionally, upon the actual close of the transaction management from both companies will be involved in the review of all jobs and determining the right structure for the combined company, as well as the right business model—looking at key attributes from both Netegrity and CA. Netegrity's operations will essentially remain unchanged until March 31, and this includes such items as benefits, compensation and internal business processes.

To help ensure a seamless integration and to provide you with the information you need, we will appoint a global representative from each company in all of the functional areas, including Human Resources, G&A, Development, Marketing, Services, Support and Sales. Once the transaction closes, we will communicate the names of the Netegrity and CA colleagues on those teams. We will also provide you with more detail about the integration process, including answers to questions frequently asked by employees.

I know I speak for the Management at both companies when I say that we will have the "best of both worlds"—a winning combination of talent, innovation and technology. I look forward to working with you to create the most dynamic, successful security management provider anywhere.

Regards,
Russ Artzt
Executive Vice President
eTrust Security Solutions

Forward-Looking Statements

Certain statements in the above communication may constitute "forward-looking statements." Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially, many of which are beyond our control, include the following: the conditions to the completion of the merger may not be satisfied, or the regulatory approvals required for the merger may not be obtained on the terms expected or on the anticipated schedule; we might not able to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate Netegrity's operations into our operations; we may not be able to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the integration may be more difficult, time-consuming or costly than currently expected; revenues following the merger may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the merger; we may not be able to retain certain key employees at Netegrity; we have entered into a deferred prosecution agreement with the United States Attorney's Office for the Eastern District of New York; we may be charged with criminal offenses if we violate this agreement; we may be subject to, among other things, substantial civil penalties and fines if we violate our agreement with the Securities Exchange Commission ("SEC"); there may be civil litigation arising out of the matters that are the subject of the Department of Justice and the SEC's investigations, including shareholder and derivative litigation; we may not be able to implement cost cuts as quickly or as fully as currently planned in connection with our recently announced restructuring or otherwise; we may encounter difficulties in successfully integrating acquired companies and products into our existing business; we are subject to intense competition, and we expect to face increased competition in the future which may result in decreased revenues if our customers elect to use our competitors' products; the recent loss and ongoing replacement of key personnel could be disruptive to our business and could adversely affect our financial condition and operating results; certain software is licensed from third parties which requires, among other things, the payments of royalties, which could affect the development and enhancement of our products; our products must remain compatible with, and our product development is dependent upon access to, changing operating environments; we have a significant amount of debt; our failure to generate enough cash to pay principal and interest on such debt could adversely affect our financial condition and operating results; our credit ratings have been downgraded and could be downgraded further, which could require us to pay additional interest under our financing agreements and affect our ability to obtain additional financing in the future; customers are still adapting to our Business Model, which could result in, among other things, their electing not to enter into long-term relationships with the Company; failure to protect our intellectual property rights would weaken our competitive position; we may become dependent upon large transactions; the failure to enter into such transactions could adversely affect our financial condition and operating results; the markets for some or all of our key product areas may not grow, which could adversely affect our financial condition and operating results; third parties could claim that our products infringe their intellectual property rights, resulting in costly and time consuming lawsuits; fluctuations in foreign currencies could result in transaction losses; acts of war and terrorism may adversely affect our business; the success of our international operations is subject to many factors beyond our control; and the other factors discussed in "Risk Factors" in the Computer Associates' Form 10-K for the most recently ended fiscal year and Computer Associate's other filings with the SEC, which are available at http://www.sec.gov. Computer Associates assumes no obligation to update the information in the communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Netegrity by Computer Associates. In connection with the proposed merger, Netegrity filed a definitive proxy statement with the SEC on October 26, 2004, and Computer Associates and Netegrity will each be filing other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, Netegrity's stockholders and investors are urged to read the definitive proxy statement, as well as any other relevant documents carefully in their entirety because they will contain important information about the proposed transaction. The definitive proxy statement on file with the SEC and other relevant material (when they become available), and any other documents filed by Computer Associates or Netegrity with the SEC will be available free of charge at the SEC's Web site, www.sec.gov. Stockholders in Netegrity can obtain the definitive proxy statement and other documents free of charge by directing their requests to Netegrity, Inc., 201 Jones Road, Waltham, Massachusetts 02451, Attention: Corporate Secretary, (781) 890-1700 or by contacting Georgeson Shareholder Communications Inc., Netegrity's proxy solicitor, toll-free at (888) 350-3512.